Exhibit 10.1

NINTH AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS NINTH AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of March 6, 2025 (the “Amendment Effective Date”), is entered into by and among CYCLO THERAPEUTICS, INC., a Nevada corporation (the “Company”), and RAFAEL HOLDINGS, INC., a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into a Note Purchase Agreement, dated as of June 11, 2024 (the “Original Agreement”), an Amended and Restated Note Purchase Agreement, dated as of July 16, 2024 (the “First Restated Agreement”), a Second Amended and Restated Note Purchase Agreement, dated as of August 21, 2024 (the “Second Restated Agreement”), a Third Amended and Restated Note Purchase Agreement, dated as of September 9, 2024 (the “Third Restated Agreement”), a Fourth Amended and Restated Note Purchase Agreement, dated as of October 8, 2024 (the “Fourth Restated Agreement”), a Fifth Amended and Restated Note Purchase Agreement, dated as of November 7, 2024 (the “Fifth Restated Agreement”), a Sixth Amended and Restated Note Purchase Agreement, dated as of December 5, 2024 (the “Sixth Restated Agreement”), a Seventh Amended and Restated Note Purchase Agreement, dated as of January 3, 2025 (the “Seventh Restated Agreement”), and an Eighth Amended and Restated Note Purchase Agreement, dated as of February 4, 2025 (the “Eighth Restated Agreement”), pursuant to which the Company issued and sold, and the Investor purchased, a Convertible Promissory Note in the principal amount of TWO MILLION DOLLARS ($2,000,000.00), dated June 11, 2024 (the “Original Note”), subject to the conditions specified in the Original Agreement, a second Convertible Promissory Note in the principal amount of TWO MILLION DOLLARS ($2,000,000.00), dated July 16, 2024 (the “Second Note”), subject to the conditions specified in the First Restated Agreement, a third Convertible Promissory Note in the principal amount of THREE MILLION DOLLARS ($3,000,000.00), dated August 21, 2024 (the “Third Note”), subject to the conditions specified in the Second Restated Agreement, a fourth Convertible Promissory Note in the principal amount of THREE MILLION DOLLARS ($3,000,000.00), dated September 9, 2024 (the ”Fourth Note”), subject to the conditions specified in the Third Restated Agreement, a fifth Convertible Promissory Note in the principal amount of THREE MILLION DOLLARS ($3,000,000.00), dated October 8, 2024 (the “Fifth Note”), subject to the conditions specified in the Fourth Restated Agreement, a sixth Convertible Promissory Note in the principal amount of TWO MILLION DOLLARS ($2,000,000.00), dated November 7, 2024 (the “Sixth Note”), subject to the conditions specified in the Fifth Restated Agreement, a seventh Convertible Promissory Note in the principal amount of ONE MILLION DOLLARS ($1,000,000.00), dated December 5, 2024 (the “Seventh Note”), subject to the conditions specified in the Sixth Restated Agreement, an eighth Convertible Promissory Note in the principal amount of THREE MILLION DOLLARS ($3,000,000.00), dated January 3, 2025 (the “Eighth Note”), subject to the conditions specified in the Seventh Restated Agreement, and a ninth Convertible Promissory Note in the principal amount of TWO MILLION DOLLARS ($2,000,000.00), dated February 4, 2025 (the “Ninth Note”), subject to the conditions specified in the Eighth Restated Agreement;

WHEREAS, the Company has agreed to issue and sell, and the Investor has agreed to purchase, an additional Convertible Promissory Note in the principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), substantially in the form attached as Exhibit A hereto (the “New Note” and together with the Original Note, the Second Note, the Third Note, the Fourth Note, the Fifth Note the Sixth Note, the Seventh Note, the Eighth Note and the Ninth Note, the “Notes”), subject to the conditions specified herein; and

WHEREAS, the parties wish to amend and restate the Eighth Restated Agreement to provide for the issuance and sale of the New Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Investor, intending to be legally bound, hereby agree as follows:

1.           Authorization of Notes. The Company has authorized (a) the sale and issuance to the Investor of the Notes and (b) the issuance of shares of its common stock, par value $0.0001 per share (the “Common Stock”), to be issued upon conversion of the Notes (the “Conversion Shares”).

2.           Closing of Sale of Notes.

(a)         Closing. The closing of the sale and purchase of the Original Note took place on June 11, 2024 (the “Initial Closing” and the date thereof, the “Initial Closing Date”), while the closing of the sale and purchase of the Second Note took place on July 16, 2024 (the “Second Closing” and the date thereof, the “Second Closing Date”), while the closing of the sale and purchase of the Third Note took place on August 21, 2024 (the “Third Closing” and the date thereof, the “Third Closing Date”), while the closing of the sale and purchase of the Fourth Note took place on September 9, 2024 (the “Fourth Closing” and the date thereof, the “Fourth Closing Date”), while the closing of the sale and purchase of the Fifth Note took place on October 8, 2024 (the “Fifth Closing” and the date thereof, the “Fifth Closing Date”), while the closing of the sale and purchase of the Sixth Note took place on November 7, 2024 (the “Sixth Closing” and the date thereof, the “Sixth Closing Date”), while the closing of the sale and purchase of the Seventh Note took place on December 5, 2024 (the “Seventh Closing” and the date thereof, the “Seventh Closing Date”), while the closing of the sale and purchase of the Eighth Note took place on January 3, 2025 (the “Eighth Closing” and the date thereof, the “Eighth Closing Date”), while the closing of the sale and purchase of the Ninth Note took place on February 4, 2025 (the “Ninth Closing” and the date thereof, the “Ninth Closing Date”) and the closing of the sale and purchase of the New Note (the “New Note Closing” and the Initial Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing, the Eighth Closing, the Ninth Closing and the New Note Closing, each a “Closing”) shall be held on the Amendment Effective Date, or at such other time as the Company and the Investor may mutually agree (such date is hereinafter referred to as the “New Note Closing Date” and the Initial Note Closing Date, the Second Closing Date, the Third Closing Date, the Fourth Closing Date, the Fifth Closing Date, the Sixth Closing Date, the Seventh Closing Date, the Eighth Closing, the Ninth Closing Date and the New Note Closing Date, each a “Closing Date”).

(b)          Delivery of Notes.

(i) on the Initial Closing Date, the Company issued the Initial Note to the Investor, and the Investor advanced the Company a loan of $2,000,000.00 which is evidenced by the Initial Note, on the Second Closing Date, the Company issued the Second Note to the Investor, and the Investor advanced the Company an additional loan of $2,000,000.00 which is evidenced by the Second Note, on the Third Closing Date, the Company issued the Third Note to the Investor, and the Investor advanced the Company an additional loan of $3,000,000 which is evidenced by the Third Note, on the Fourth Closing Date, the Company issued the Fourth Note to the Investor, and the Investor advanced the Company an additional loan of $3,000,000 which is evidenced by the Fourth Note, on the Fifth Closing Date, the Company issued the Fifth Note to the Investor, and the Investor advanced the Company an additional loan of $3,000,000 which is evidenced by the Fifth Note, on the Sixth Closing Date, the Company issued the Sixth Note to the Investor, and the Investor advanced the Company an additional loan of $2,000,000 which is evidenced by the Sixth Note, on the Seventh Closing Date, the Company issued the Seventh Note to the Investor, and the Investor advanced the Company an additional loan of $1,000,000 which is evidenced by the Seventh Note, and on the Eighth Closing Date, the Company issued the Eighth Note to the Investor, and the Investor advanced the Company an additional loan of $3,000,000 which is evidenced by the Eighth Note, and on the Ninth Closing Date, the Company issued the Ninth Note to the Investor, and the Investor advanced the Company an additional loan of $2,000,000 which is evidenced by the Ninth Note.

(ii) Subject to the terms and conditions hereof, at the New Note Closing, the Company shall issue the New Note to the Investor, and the Investor shall advance the Company an additional loan in the principal amount of $2,500,000.00 which shall be evidenced by the New Note.

3.           Representations; Warranties and Covenants of the Company. The Company represents and warrants to the Investor as follows:

(a)    Organization, Good Standing and Qualification. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business as a foreign entity and is in good standing in each jurisdiction in which it does business, except where the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Company. As used in this Agreement, the term “Subsidiary” shall mean, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

(b)     Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Original Agreement, the First Restated Agreement, the Second Restated Agreement, the Third Restated Agreement, the Fourth Restated Agreement, the Fifth Restated Agreement, the Sixth Restated Agreement, the Seventh Restated Agreement, the Eighth Restated Agreement and each of the Notes (collectively the “Note Documents”) and to carry out and perform its obligations under the terms of the Note Documents.

(c)    Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Notes by the Company and the performance of the Company’s issuance of the Notes and the Conversion Shares issuable upon conversion of the Notes, has been taken. The Note Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity and, with respect to rights to indemnity, subject to federal and state securities laws.

(d)     Non-Contravention. The execution, delivery and performance of this Agreement and the other Note Documents by the Company, and the consummation by the Company of the transactions contemplated hereby, do not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company; (ii) assuming the accuracy of the representations and warranties made by the Investor in Section 4 hereof, constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected.

(e)     Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority is required for the authorization, execution, delivery and performance of this Agreement.

(f)    SEC Filings. Since January 1, 2024, the Company has filed in a timely manner (giving effect, where applicable, to any deferral periods provided under Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company has filed on the SEC’s EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 together with an amendment thereto (as so amended, the “Form 10-K”), its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 (the “Q1 Form 10-Q”), June 30, 2024 (the “Q2 Form 10-Q”) and September 30, 2024 (the “Q3 Form 10-Q”), and any Current Reports on Form 8-K (“Forms 8-K”) required to be filed by the Company with the SEC for events occurring since January 1, 2024 (the Form 10-K, Q1 Form 10-Q, Q2 Form 10-Q, Q3 Form 10-Q and Forms 8-K, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”). Each SEC Document, as of its date (or, if amended or superseded by a filing prior to a Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. As of their respective dates, any financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed or incorporated by reference as an exhibit to the SEC Documents. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 as of the date hereof. Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy of such certifications. The Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

(g)    Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, 28,614,384 of which are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.0001 per share, none of which are outstanding or have been designated. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of and are not otherwise subject to preemptive or other similar rights. Except as set forth in its SEC Documents, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock. Except as set forth in the SEC Documents, there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions; there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Conversion Shares; and none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Documents, there are no stockholder agreements, voting agreements, or other similar arrangements, with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders. The Company has reserved sufficient shares of its Common Stock for issuance upon conversion of the Notes in accordance with its terms.

(h)    Issuance of Conversion Shares. The issuance of the Conversion Shares has been duly authorized and, upon issuance in accordance with the terms of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights.

(i)    Litigation. Except as set forth in its SEC Documents, no actions, suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company at law or in equity in any court or before any other governmental authority. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Company’s knowledge, threatened that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement.

(j)    Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a material adverse effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such expiration, termination or abandonment would not reasonably be expected to, individually or in the aggregate, have a material adverse effect. The Company has not received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person, except as could not have or reasonably be expected to not have a material adverse effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(k)    Offering. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the offer, issue, and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities law.

(l)    Compliance with Laws and Charter Documents; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation or default of any provisions of its articles of incorporation, bylaws or similar organizational document, as applicable. The Company and its Subsidiaries have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s and its Subsidiaries’ business or properties, and neither the Company nor any of its Subsidiaries has received notice that it is in material violation of any statute, rule or regulation of any governmental authority applicable to it. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are bound or by which the properties of any of them are bound. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their business as described in the SEC Documents, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a material adverse effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m)    Taxes. The Company and its Subsidiaries have filed or have obtained currently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by them, such returns are complete and accurate in all material respects and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company and its Subsidiaries, taken as a whole. No material controversy with respect to taxes of any type with respect to the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened. The Company and its Subsidiaries have withheld or collected from each payment made to their employees the amount of all taxes required to be withheld or collected therefrom and have paid all such amounts to the appropriate taxing authorities when due (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes). Neither the Company nor any of its Subsidiaries has any material tax liability relating to income, properties or assets as of either Closing that is not adequately provided for.

(n)    Absence of Certain Changes or Events. Except as set forth in the SEC Documents, since December 31, 2023, the business and operations of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)    Any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company;

(ii)    any repurchase, redemption or other acquisition by the Company of any outstanding shares of the Company’s capital stock;

(iii)    any damage, destruction or loss to the Company’s or its Subsidiaries’ properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a material adverse effect;

(iv)    any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a material adverse effect;

(v)    any material change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC;

(vi)    any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any of its Subsidiaries or any of their assets or properties is bound or subject that could be expected to have a material adverse effect;

(vii)    any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a material adverse effect;

(viii)    any sale of any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business, other than the sale of inventory; or

(ix)    any capital expenditures, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business.

(x)    Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or its Subsidiaries in connection with the Transactions based on any agreement, arrangement or understanding with the Company or any action taken by the Company or its Subsidiaries. Notwithstanding the foregoing or any other provision herein, the Investor shall not be liable for any brokerage commission, finder’s fees or similar fees or commissions.

(xi)    Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries has entered into any transaction with the Company or any of its Subsidiaries that would be or will be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the SEC.

(xii)    OFAC; Anti-Terrorism; Patriot Act. Neither the Company nor any Subsidiary nor any Affiliate of Company: (a) is a Sanctioned Person, (b) has any assets in Sanctioned Entities, or (c) derives any operating income from Investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of the Notes will not be used to fund any operations in, finance any Investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. The Company and its Subsidiaries are in compliance with any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act. No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Anti-Terrorism Law. Neither the Company nor any Subsidiary nor any Affiliate of the Company (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order or (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order.

(xiii)    Foreign Corrupt Practices Act; Etc. Each of the Company, its Subsidiaries and their respective officers, directors, employees, agents and other persons acting on behalf of the Company or its Subsidiaries are in compliance with and have not violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder, or any similar laws of any foreign jurisdiction. To the Company's knowledge, no governmental or political official in any country is or has been employed by, or acted as a consultant to or held any beneficial ownership interest in the Company or any of its Subsidiaries. The Company, its Subsidiaries and their respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

As used in this Section 3, the following terms shall have the following meaning:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided that in no event shall the Investor, or any of its Affiliates, on the one hand, and the Company, on the other hand, be deemed to be “Affiliates” of one another.

“Capital Stock” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest or other equivalent, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, whether certificated or uncertificated, and however designated), and (b) any option, warrant, security, appreciation right, profits interests or other right (including indebtedness securities or other evidence of indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

“Investment” means any direct or indirect purchase, acquisition or other investment (including, without limitation, any loan or advance or capital contribution) in or to any Person, whether payment therefor is made in cash or Capital Stock or otherwise, and whether such investment is by acquisition of Capital Stock or indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts arising in the ordinary course of business consistent with past practice), equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for decreases in value, or write downs or write offs with respect to such Investment.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

4.           Representations and Warranties of the Investor to the Company. The Investor represents and warrants to the Company that:

(a)         Purchase for Own Account. The Investor is acquiring the Notes solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or the Conversion Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)         Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Investor hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Notes and the Conversion Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Conversion Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Investor and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c)         Ability to Bear Economic Risk. The Investor acknowledges that investment in the Notes and the Conversion Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Notes and the Conversion Shares for an indefinite period of time and to suffer a complete loss of its investment.

(d)         Accredited Investor Status. The Investor is an “accredited investor” as such term is defined in Rule 501(a) under the Act. The Investor is Delaware corporation with its principal office in the state indicated on the signature page hereof.

(e)         Organization, Good Standing and Qualification. The Investor is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has all power and authority required to enter into this Agreement and the other Note Documents to which it is a party and consummate the transactions contemplated hereby and thereby.

(f)         Authorization. The execution of this Agreement and the other Note Documents to which the Investor is a party and the performance by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor. This Agreement and the other Note Documents to which the Investor is a party have been duly executed by the Investor and constitute the Investor’s legal, valid and binding obligations, enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(g)         Restricted Securities and Legend. The Investor understand that neither the Notes nor any of the Conversion Shares have been registered under the Act or the securities laws of any State and that the Notes and the certificates for the Conversion Shares shall bear a legend substantially similar to the one found on the Note attached hereto as Exhibit A. Certificates evidencing the Conversion Shares need not contain any legend (i) while a registration statement covering the resale of such security is effective under the Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144(b)(1) without reliance on the conditions set forth in Rule 144(c)(1) relating to the availability of current public information.

5.            Miscellaneous.

(a)    Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

(c)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

(d)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)    Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Investor.

(f)    Expenses. Each party shall be responsible for all of its own legal fees incurred with respect to the negotiation, execution and delivery of this Agreement and the other Note Documents and the transactions contemplated herein.

(g)    Entire Agreement. Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Ninth Amended and Restated Note Purchase Agreement as of the date first written above.

COMPANY:

CYCLO THERAPEUTICS, INC.

By:
Name: N. Scott Fine
Title: Chief Executive Officer

INVESTOR:

RAFAEL HOLDINGS, INC.

By:
Name:	William Conkling
Title:	Chief Executive Officer

Address:	520 Broad Street
Newark, New Jersey 07102

Signature Page to Ninth Amended and Restated Note Purchase Agreement

Exhibit A

Form of Convertible Promissory Note